Exhibit 99.1
MPLX LP Reports Second-Quarter 2023 Financial Results

•Reported second-quarter net income attributable to MPLX of $933 million and generated net cash provided by operating activities of $1,437 million
•Adjusted EBITDA attributable to MPLX of $1,531 million
•Distributable cash flow of $1,315 million
•Advancing Permian strategy with announcement of seventh gas processing plant and expansion of the BANGL Pipeline
•Returned $799 million in capital to unitholders through distributions

FINDLAY, Ohio, Aug. 1, 2023 - MPLX LP (NYSE: MPLX) today reported second-quarter 2023 net income attributable to MPLX of $933 million, compared with $875 million for the second quarter of 2022.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) attributable to MPLX was $1,531 million, compared with $1,457 million for the second quarter of 2022. Logistics and Storage (L&S) segment adjusted EBITDA for the second quarter of 2023 was $1,022 million, compared with $966 million for the second quarter of 2022. Gathering and Processing (G&P) segment adjusted EBITDA for the second quarter of 2023 was $509 million, compared with $491 million for the second quarter of 2022.

During the quarter, MPLX generated $1,437 million in net cash provided by operating activities, $1,315 million of distributable cash flow, and adjusted free cash flow of $1,162 million. In the first half of the year, MPLX generated $2,664 million in net cash provided by operating activities, $2,583 million of distributable cash flow, and adjusted free cash flow of $2,167 million, compared to $2,612 million, $2,447 million, and $2,199 million, respectively, in the first half of 2022. During the quarter, MPLX returned $799 million to unitholders and announced a second-quarter 2023 distribution of $0.775 per common unit, resulting in a distribution coverage ratio of 1.7x for the quarter. The leverage ratio was 3.5x at the end of the quarter.

"MPLX’s distributable cash flow grew 6% in the first half of 2023 compared to the same period in 2022," said Michael J. Hennigan, MPLX chairman, president and chief executive officer. "Our organic growth plans and commitment to strict capital discipline position us to continue to reinvest in the business and return capital to unitholders. In the second quarter, MPLX returned nearly $800 million of capital to unitholders.”

Financial Highlights (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per unit and ratio data)	2023	2022	2023	2022
Net income attributable to MPLX LP	$933	$875	$1,876	$1,700
Adjusted EBITDA attributable to MPLX LP(a)	1,531	1,457	3,050	2,850
Net cash provided by operating activities	1,437	1,487	2,664	2,612
Distributable cash flow attributable to MPLX LP(a)	1,315	1,237	2,583	2,447
Distribution per common unit(b)	$0.775	$0.705	$1.550	$1.410
Distribution coverage ratio(c)	1.7x	1.7x	1.6x	1.7x
Consolidated total debt to LTM adjusted EBITDA(d)	3.5x	3.5x	3.5x	3.5x
Cash paid for common unit repurchases	$—	$35	$—	$135

(a)    Non-GAAP measures calculated before distributions to preferred unitholders. See reconciliation in the tables that follow.
(b)    Distributions declared by the board of directors of MPLX's general partner.
(c)    DCF attributable to GP and LP unitholders divided by total GP and LP distributions.
(d)    Calculated using face value total debt and LTM adjusted EBITDA. See reconciliation in the tables that follow.

Segment Results

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
Segment adjusted EBITDA attributable to MPLX LP (unaudited)	2023	2022	2023	2022
Logistics and Storage	$1,022	$966	$2,048	$1,870
Gathering and Processing	509	491	1,002	980

Logistics & Storage

L&S segment adjusted EBITDA for the second quarter of 2023 increased by $56 million compared to the same period in 2022. The increase was primarily driven by higher rates and growth in total throughputs.

Total pipeline throughputs were 6.0 million barrels per day (bpd) in the second quarter, an increase of 1% versus the same quarter of 2022. The average tariff rate was $0.89 per barrel for the quarter, an increase of 9% versus the same quarter of 2022. Terminal throughput was 3.2 million bpd for the quarter, an increase of 3% versus the same quarter of 2022.

Gathering & Processing

G&P segment adjusted EBITDA for the second quarter of 2023 increased by $18 million compared to the same period in 2022 as higher volumes and throughput fees offset lower natural gas liquids prices.

In the second quarter of 2023:
•Gathered volumes averaged 6.2 billion cubic feet per day (bcf/d), a 9% increase from the second quarter of 2022.

•Processed volumes averaged 8.9 bcf/d, a 6% increase versus the second quarter of 2022.
•Fractionated volumes averaged 583 thousand bpd, a 9% increase versus the second quarter of 2022.

In the Marcellus:
•Gathered volumes averaged 1.3 bcf/d in the second quarter, a 3% increase versus the second quarter of 2022.
•Processed volumes averaged 5.7 bcf/d in the second quarter, a 5% increase versus the second quarter of 2022.
•Fractionated volumes averaged 520 thousand bpd in the second quarter, a 10% increase versus the second quarter of 2022.

Strategic Update

In the L&S segment, MPLX is expanding its natural gas and natural gas liquids long-haul and crude gathering pipelines supporting the Permian and Bakken basins. Specifically in the Permian, working with its partners, MPLX is progressing its natural gas strategy with the expansion of the Whistler pipeline from 2.0 bcf/d to 2.5 bcf/d, and the Agua Dulce Corpus Christi (ADCC) Pipeline lateral. MPLX is progressing its natural gas liquids strategy with the expansion of the BANGL joint venture pipeline to a capacity of 200 thousand bpd, with expected completion in the first half of 2025.

In the G&P segment, MPLX remains focused on the Permian and Marcellus basins in response to producer demand. In the Permian's Delaware basin, MPLX is progressing construction of its sixth natural gas processing plant, Preakness ll, which is expected online in the first half of 2024. MPLX is also planning to build Secretariat, its seventh processing plant in the basin, which is expected online in the second half of 2025. These new plants will bring MPLX processing capacity in the Delaware basin to 1.4 bcf/d. In the Marcellus, MPLX is progressing construction of the Harmon Creek ll processing plant, which is expected online in the first half of 2024.

Financial Position and Liquidity

As of June 30, 2023, MPLX had $755 million in cash, $2 billion available on its bank revolving credit facility, and $1.5 billion available through its intercompany loan agreement with Marathon Petroleum Corp. (NYSE: MPC). MPLX's leverage ratio was 3.5x, compared to its stated target of 4.0x.

Conference Call

At 9:30 a.m. ET today, MPLX will hold a conference call and webcast to discuss the reported results and provide an update on operations. Interested parties may listen by visiting MPLX's website at www.mplx.com. A replay of the webcast will be available on MPLX's website for two weeks. Financial information, including this earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.mplx.com.

About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. MPLX's assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping;

and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.MPLX.com.

Investor Relations Contact: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Isaac Feeney, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

Non-GAAP references

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to facilitate comparisons of past performance and future periods. This press release and supporting schedules include the non-GAAP measures adjusted EBITDA; consolidated debt to last twelve months adjusted EBITDA, which we refer to as our leverage ratio; distributable cash flow (DCF); distribution coverage ratio; adjusted free cash flow (Adjusted FCF); and adjusted free cash flow after distributions. The amount of adjusted EBITDA and DCF generated is considered by the board of directors of our general partner in approving the Partnership's cash distribution. Adjusted EBITDA and DCF should not be considered separately from or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements. The GAAP measures most directly comparable to adjusted EBITDA and DCF are net income and net cash provided by operating activities. We define Adjusted EBITDA as net income adjusted for: (i) provision for income taxes; (ii) interest and other financial costs; (iii) depreciation and amortization; (iv) income/(loss) from equity method investments; (v) distributions and adjustments related to equity method investments; (vi) gain on sales-type leases; (vii) impairment expense; (viii) noncontrolling interests; and (ix) other adjustments, as applicable. In general, we define DCF as adjusted EBITDA adjusted for (i) deferred revenue impacts; (ii) sales-type lease payments, net of income; (iii) net interest and other financial costs; (iv) net maintenance capital expenditures; (v) equity method investment maintenance capital expenditures paid out; and (vi) other adjustments as deemed necessary.

The Partnership makes a distinction between realized and unrealized gains and losses on derivatives. During the period when a derivative contract is outstanding, changes in the fair value of the derivative are recorded as an unrealized gain or loss. When a derivative contract matures or is settled, the previously recorded unrealized gain or loss is reversed and the realized gain or loss of the contract is recorded.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures.

DCF is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders. We believe DCF is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the partnership is generating sufficient cash flow to support quarterly distributions. In addition, DCF is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on DCF and cash distributions paid to unitholders.

Adjusted FCF and adjusted free cash flow after distributions are financial performance measures used by management in the allocation of capital and to assess financial performance. We believe that unitholders may use this metric to analyze our ability to manage leverage and return capital. We define Adjusted FCF as net cash provided by operating activities adjusted for (i) net cash used in investing activities; (ii) cash contributions from MPC; (iii) cash contributions from noncontrolling interests and (iv) cash distributions to noncontrolling interests. We define adjusted free cash flow after distributions as Adjusted FCF less base distributions to common and preferred unitholders.

Distribution coverage ratio is a financial performance measure used by management to reflect the relationship between the partnership's financial operating performance and cash distribution capability. We define the distribution coverage ratio as the ratio of DCF attributable to GP and LP unitholders to total GP and LP distributions declared.

Leverage ratio is a liquidity measure used by management, industry analysts, investors, lenders and rating agencies to analyze our ability to incur and service debt and fund capital expenditures.

Forward-Looking Statements

This press release contains forward-looking statements regarding MPLX LP (MPLX). These forward-looking statements may relate to, among other things, MPLX’s expectations, estimates and projections concerning its business and operations, financial priorities, including with respect to positive free cash flow and distribution coverage, strategic plans, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance ("ESG") goals and targets, including those related to greenhouse gas emissions, biodiversity, diversity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG goals and targets are not an indication that these statements are material to investors or required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPLX cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPLX, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPLX’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions due to inflation, rising interest rates, the military conflict between Russia and Ukraine, future resurgences of the COVID-19 pandemic or otherwise; the adequacy of capital resources and liquidity, including the availability of sufficient free cash flow from operations to pay distributions and to fund future unit repurchases; the ability to access debt markets on commercially reasonable terms or at all; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewables; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles, and achieve our ESG goals and targets within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; accidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating in the energy industry in California or other jurisdictions; other risk factors inherent to MPLX’s industry; the impact of adverse market conditions or other similar risks to those identified herein affecting MPC; and the factors set forth under the heading “Risk Factors” in MPLX’s and MPC's Annual Reports on Form 10-K for the year ended Dec. 31, 2022, and in other filings with the SEC.

Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.

Condensed Consolidated Results of Operations (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per unit data)	2023	2022	2023	2022
Revenues and other income:
Operating revenue	$1,163	$1,495	$2,362	$2,760
Operating revenue - related parties	1,333	1,301	2,683	2,537
Income from equity method investments	145	111	279	210
Other income	49	33	79	43
Total revenues and other income	2,690	2,940	5,403	5,550
Costs and expenses:
Operating expenses (including purchased product costs)	722	1,028	1,456	1,819
Operating expenses - related parties	366	370	734	704
Depreciation and amortization	310	310	606	623
General and administrative expenses	89	82	178	160
Other taxes	28	33	58	67
Total costs and expenses	1,515	1,823	3,032	3,373
Income from operations	1,175	1,117	2,371	2,177
Interest and other financial costs	233	233	476	455
Income before income taxes	942	884	1,895	1,722
Provision for income taxes	—	—	1	5
Net income	942	884	1,894	1,717
Less: Net income attributable to noncontrolling interests	9	9	18	17
Net income attributable to MPLX LP	933	875	1,876	1,700
Less: Series A preferred unitholders interest in net income	23	21	46	42
Less: Series B preferred unitholders interest in net income	—	10	5	21
Limited partners’ interest in net income attributable to MPLX LP	$910	$844	$1,825	$1,637

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common – basic	$0.91	$0.83	$1.81	$1.61
Common – diluted	$0.91	$0.83	$1.81	$1.61
Weighted average limited partner units outstanding:
Common units – basic	1,001	1,012	1,001	1,013
Common units – diluted	1,001	1,012	1,001	1,014

Select Financial Statistics (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except ratio data)	2023	2022	2023	2022
Common unit distributions declared by MPLX LP
Common units (LP) – public	$274	$257	$548	$514
Common units – MPC	502	457	1,004	913
Total GP and LP distribution declared	776	714	1,552	1,427

Preferred unit distributions(a)
Series A preferred unit distributions	23	21	46	42
Series B preferred unit distributions	—	10	5	21
Total preferred unit distributions	23	31	51	63

Other Financial Data
Adjusted EBITDA attributable to MPLX LP(b)	1,531	1,457	3,050	2,850
DCF attributable to GP and LP unitholders(b)	$1,292	$1,206	$2,532	$2,384
Distribution coverage ratio(c)	1.7x	1.7x	1.6x	1.7x

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$1,437	$1,487	$2,664	$2,612
Investing activities	(271)	(135)	(491)	(411)
Financing activities	$(804)	$(1,096)	$(1,656)	$(1,916)

(a)    Includes MPLX distributions declared on the Series A and Series B preferred units as well as distributions earned on the Series B preferred units. Series A preferred unitholders receive the greater of $0.528125 per unit or the amount of per unit distributions paid to holders of MPLX LP common units. Series B preferred unitholders received a fixed distribution of $68.75 per unit, per annum, payable semi-annually in arrears. The Series B preferred units were redeemed effective February 15, 2023. Cash distributions declared/to be paid to holders of the Series A and Series B preferred units are not available to common unitholders.
(b)    Non-GAAP measure. See reconciliation below.
(c)    DCF attributable to GP and LP unitholders divided by total GP and LP distribution declared.

Financial Data (unaudited)
(In millions, except ratio data)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$755	$238
Total assets	35,873	35,665
Total debt(a)	20,406	19,796
Redeemable preferred units	968	968
Total equity	$12,221	$12,546
Consolidated debt to LTM adjusted EBITDA(b)	3.5x	3.5x

Partnership units outstanding:
MPC-held common units	647	647
Public common units	354	354

(a)    There were no borrowings on the loan agreement with MPC as of June 30, 2023 or December 31, 2022. Presented net of unamortized debt issuance costs, unamortized discount/premium and includes long-term debt due within one year.
(b)    Calculated using face value total debt and LTM adjusted EBITDA. Face value total debt was $20,707 million and $20,108 million as of June 30, 2023, and December 31, 2022, respectively.

Operating Statistics (unaudited)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Logistics and Storage
Pipeline throughput (mbpd)
Crude oil pipelines	3,834	3,674	4%	3,739	3,527	6%
Product pipelines	2,118	2,247	(6)%	2,053	2,103	(2)%
Total pipelines	5,952	5,921	1%	5,792	5,630	3%

Average tariff rates ($ per barrel)
Crude oil pipelines	$0.93	$0.86	8%	$0.93	$0.89	4%
Product pipelines	0.81	0.77	5%	0.83	0.80	4%
Total pipelines	$0.89	$0.82	9%	$0.89	$0.85	5%

Terminal throughput (mbpd)	3,180	3,101	3%	3,136	3,021	4%

Barges at period-end	307	296	4%	307	296	4%
Towboats at period-end	27	23	17%	27	23	17%

Gathering and Processing Operating Statistics (unaudited) - Consolidated(a)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,321	1,287	3%	1,342	1,300	3%
Utica Operations(b)	—	—	—%	—	—	—%
Southwest Operations	1,354	1,429	(5)%	1,367	1,369	—%
Bakken Operations	160	148	8%	158	147	7%
Rockies Operations	457	425	8%	450	410	10%
Total gathering throughput	3,292	3,289	—%	3,317	3,226	3%

Natural gas processed (MMcf/d)
Marcellus Operations	4,091	3,987	3%	4,068	4,001	2%
Utica Operations(b)	—	—	—%	—	—	—%
Southwest Operations	1,517	1,449	5%	1,460	1,416	3%
Southern Appalachian Operations	219	231	(5)%	225	228	(1)%
Bakken Operations	159	142	12%	156	143	9%
Rockies Operations	470	440	7%	462	423	9%
Total natural gas processed	6,456	6,249	3%	6,371	6,211	3%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	520	471	10%	526	469	12%
Utica Operations(b)	—	—	—%	—	—	—%
Southwest Operations	—	—	—%	—	—	—%
Southern Appalachian Operations	11	12	(8)%	11	11	—%
Bakken Operations	18	20	(10)%	18	20	(10)%
Rockies Operations	4	3	33%	3	4	(25)%
Total C2 + NGLs fractionated	553	506	9%	558	504	11%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements.
(b)    The Utica region relates to operations for partnership-operated equity method investments and thus does not have any operating statistics from a consolidated perspective. See table below for details on Utica.

Gathering and Processing Operating Statistics (unaudited) - Operated(a)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,321	1,287	3%	1,342	1,300	3%
Utica Operations	2,326	1,943	20%	2,393	1,879	27%
Southwest Operations	1,768	1,694	4%	1,792	1,586	13%
Bakken Operations	160	148	8%	158	147	7%
Rockies Operations	584	554	5%	574	540	6%
Total gathering throughput	6,159	5,626	9%	6,259	5,452	15%

Natural gas processed (MMcf/d)
Marcellus Operations	5,691	5,445	5%	5,623	5,487	2%
Utica Operations	547	522	5%	521	473	10%
Southwest Operations	1,848	1,638	13%	1,784	1,589	12%
Southern Appalachian Operations	219	231	(5)%	225	228	(1)%
Bakken Operations	159	142	12%	156	143	9%
Rockies Operations	470	440	7%	462	423	9%
Total natural gas processed	8,934	8,418	6%	8,771	8,343	5%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	520	471	10%	526	469	12%
Utica Operations	30	30	—%	30	27	11%
Southwest Operations	—	—	—%	—	—	—%
Southern Appalachian Operations	11	12	(8)%	11	11	—%
Bakken Operations	18	20	(10)%	18	20	(10)%
Rockies Operations	4	3	33%	3	4	(25)%
Total C2 + NGLs fractionated	583	536	9%	588	531	11%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Reconciliation of Segment Adjusted EBITDA to Net Income (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
L&S segment adjusted EBITDA attributable to MPLX LP	$1,022	$966	$2,048	$1,870
G&P segment adjusted EBITDA attributable to MPLX LP	509	491	1,002	980
Adjusted EBITDA attributable to MPLX LP	1,531	1,457	3,050	2,850
Depreciation and amortization	(310)	(310)	(606)	(623)
Interest and other financial costs	(233)	(233)	(476)	(455)
Income from equity method investments	145	111	279	210
Distributions/adjustments related to equity method investments	(190)	(152)	(343)	(284)
Adjusted EBITDA attributable to noncontrolling interests	10	10	20	19
Other(a)	(11)	1	(30)	—
Net income	$942	$884	$1,894	$1,717

(a)    Includes unrealized derivative gain/ (loss), non-cash equity-based compensation, provision for income taxes, and other miscellaneous items.

Reconciliation of Segment Adjusted EBITDA to Income from Operations (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
L&S
L&S segment adjusted EBITDA	$1,022	$966	2,048	1,870
Depreciation and amortization	(140)	(129)	(269)	(259)
Income from equity method investments	82	59	153	111
Distributions/adjustments related to equity method investments	(89)	(79)	(165)	(137)
Other	(9)	(6)	(17)	(11)

G&P
G&P segment adjusted EBITDA	509	491	1,002	980
Depreciation and amortization	(170)	(181)	(337)	(364)
Income from equity method investments	63	52	126	99
Distributions/adjustments related to equity method investments	(101)	(73)	(178)	(147)
Adjusted EBITDA attributable to noncontrolling interests	10	10	20	16
Other	(2)	7	(12)	19

Income from operations	$1,175	$1,117	$2,371	$2,177

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to GP and LP Unitholders from Net Income (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Net income	$942	$884	$1,894	$1,717
Provision for income taxes	—	—	1	5
Interest and other financial costs	233	233	476	455
Income from operations	1,175	1,117	2,371	2,177
Depreciation and amortization	310	310	606	623
Income from equity method investments	(145)	(111)	(279)	(210)
Distributions/adjustments related to equity method investments	190	152	343	284
Other	11	(1)	29	(5)
Adjusted EBITDA	1,541	1,467	3,070	2,869
Adjusted EBITDA attributable to noncontrolling interests	(10)	(10)	(20)	(19)
Adjusted EBITDA attributable to MPLX LP	1,531	1,457	3,050	2,850
Deferred revenue impacts	28	24	40	48
Sales-type lease payments, net of income	2	5	6	10
Net interest and other financial costs(a)	(221)	(215)	(438)	(419)
Maintenance capital expenditures, net of reimbursements	(21)	(39)	(65)	(53)
Equity method investment maintenance capital expenditures paid out	(2)	(3)	(7)	(6)
Other	(2)	8	(3)	17
DCF attributable to MPLX LP	1,315	1,237	2,583	2,447
Preferred unit distributions(b)	(23)	(31)	(51)	(63)
DCF attributable to GP and LP unitholders	$1,292	$1,206	$2,532	$2,384

(a)    Excludes gain/loss on extinguishment of debt and amortization of deferred financing costs.
(b)    Includes MPLX distributions declared on the Series A preferred units and Series B preferred units, as well as cash distributions earned by the Series B preferred units (as the Series B preferred units are declared and payable semi-annually). The Series B preferred units were redeemed effective February 15, 2023. Cash distributions declared/to be paid to holders of the Series A preferred units and Series B preferred units are not available to common unitholders.

Reconciliation of Net Income to Last Twelve Month (LTM) adjusted EBITDA (unaudited)	Last Twelve Months
	June 30,		December 31,
(In millions)	2023	2022	2022
LTM Net income	$4,155	$3,366	$3,978
Provision for income taxes	4	5	8
Interest and other financial costs	946	893	925
LTM income from operations	5,105	4,264	4,911
Depreciation and amortization	1,213	1,263	1,230
Income from equity method investments	(545)	(395)	(476)
Distributions/adjustments related to equity method investments	711	579	652
Gain on sales-type leases	(509)	—	(509)
Other	39	11	5
LTM Adjusted EBITDA	6,014	5,722	5,813
Adjusted EBITDA attributable to noncontrolling interests	(39)	(38)	(38)
LTM Adjusted EBITDA attributable to MPLX LP	5,975	5,684	5,775
Consolidated total debt(a)	$20,707	$20,108	$20,108
Consolidated total debt to LTM adjusted EBITDA	3.5x	3.5x	3.5x

(a)    Consolidated total debt excludes unamortized debt issuance costs and unamortized discount/premium. Consolidated total debt includes long-term debt due within one year and outstanding borrowings under the loan agreement with MPC.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to GP and LP Unitholders from Net Cash Provided by Operating Activities (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Net cash provided by operating activities	$1,437	$1,487	$2,664	$2,612
Changes in working capital items	(160)	(266)	(112)	(148)
All other, net	6	9	(3)	(36)
Loss on extinguishment of debt	—	—	9	—
Net interest and other financial costs(a)	221	215	438	419
Other adjustments related to equity method investments	(1)	14	12	26
Other	38	8	62	(4)
Adjusted EBITDA	1,541	1,467	3,070	2,869
Adjusted EBITDA attributable to noncontrolling interests	(10)	(10)	(20)	(19)
Adjusted EBITDA attributable to MPLX LP	1,531	1,457	3,050	2,850
Deferred revenue impacts	28	24	40	48
Sales-type lease payments, net of income	2	5	6	10
Net interest and other financial costs(a)	(221)	(215)	(438)	(419)
Maintenance capital expenditures, net of reimbursements	(21)	(39)	(65)	(53)
Equity method investment maintenance capital expenditures paid out	(2)	(3)	(7)	(6)
Other	(2)	8	(3)	17
DCF attributable to MPLX LP	1,315	1,237	2,583	2,447
Preferred unit distributions(b)	(23)	(31)	(51)	(63)
DCF attributable to GP and LP unitholders	$1,292	$1,206	$2,532	$2,384

(a)    Excludes gain/loss on extinguishment of debt and amortization of deferred financing costs.
(b)    Includes MPLX distributions declared on the Series A preferred units and Series B preferred units, as well as cash distributions earned by the Series B preferred units (as the Series B preferred units are declared and payable semi-annually). The Series B preferred units were redeemed effective February 15, 2023. Cash distributions declared/to be paid to holders of the Series A preferred units and Series B preferred units are not available to common unitholders.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Net cash provided by operating activities(a)	$1,437	$1,487	$2,664	$2,612
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow
Net cash used in investing activities	(271)	(135)	(491)	(411)
Contributions from MPC	5	7	13	17
Distributions to noncontrolling interests	(9)	(10)	(19)	(19)
Adjusted free cash flow	1,162	1,349	2,167	2,199
Distributions paid to common and preferred unitholders	(799)	(735)	(1,620)	(1,493)
Adjusted free cash flow after distributions	$363	$614	$547	$706

(a)    The three months ended June 30, 2023 and June 30, 2022 include working capital draws of $160 million and $266 million, respectively. The six months ended June 30, 2023 and June 30, 2022 include working capital draws of $112 million and $148 million, respectively.

Capital Expenditures (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2023	2022	2023	2022
Capital Expenditures:
Growth capital expenditures	$227	$130	$366	$278
Growth capital reimbursements(a)	(47)	(21)	(80)	(32)
Investments in unconsolidated affiliates	26	46	77	156
Capitalized interest	(3)	(3)	(6)	(5)
Total growth capital expenditures(b)	203	152	357	397
Maintenance capital expenditures	26	46	78	70
Maintenance capital reimbursements	(5)	(7)	(13)	(17)
Capitalized interest	(1)	—	(1)	—
Total maintenance capital expenditures	20	39	64	53

Total growth and maintenance capital expenditures	223	191	421	450
Investments in unconsolidated affiliates(c)	(26)	(46)	(77)	(156)
Growth and maintenance capital reimbursements(a)(d)	52	28	93	49
Decrease/(increase) in capital accruals	10	(51)	(12)	(54)
Capitalized interest	4	3	7	5
Additions to property, plant and equipment(b)	$263	$125	$432	$294

(a)    Growth capital reimbursements include reimbursements from customers and our Sponsor. Prior periods have been updated to reflect these reimbursements to conform to the current period presentation.
(b)    Total growth capital expenditures exclude $28 million of acquisitions for the three and six months ended June 30, 2022.
(c)    Investments in unconsolidated affiliates and additions to property, plant and equipment, net are shown as separate lines within investing activities in the Consolidated Statements of Cash Flows.
(d)    Growth capital reimbursements are included in changes in deferred revenue within operating activities in the Consolidated Statements of Cash Flows. Maintenance capital reimbursements are included in the Contributions from MPC line within financing activities in the Consolidated Statements of Cash Flows.